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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): October 21, 1999


                                TC PipeLines, LP
             (Exact name of registrant as specified in its charter)


          Delaware                000-26091                52-2135448
(State or other jurisdiction     (Commission            (I.R.S. Employer
     of incorporation)           File Number)         Identification No.)


              Four Greenspoint Plaza                  77060
              16945 Northchase Drive                (Zip Code)
                  Houston, Texas
     (Address of principal executive offices)

                                 (281) 873-7774
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X]  No [ ]


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                              ITEM 5. OTHER EVENTS


TC PipeLines GP, Inc., the general partner of TC PipeLines, LP has recently undergone some management changes. The management changes are largely the result of the management restructuring recently implemented at TransCanada PipeLines Limited, the parent company of TC PipeLines GP, Inc.

Bruce W. Simpson, a Director of the general partner, George W. Watson, Chairman of the general partner and Bruce W. Westell, Vice-President and Treasurer of the general partner have resigned to pursue other interests.

John W. Carruthers, President, Chief Executive Officer and Director of the general partner has resigned from those positions and the Board of Directors of the general partner has appointed him as a Vice-President of the general partner.

The Board of Directors of the general partner has appointed Garry P. Mihaichuk to succeed Mr. Carruthers as President and Chief Executive Officer of the general partner and Donald R. Marchand has been appointed by the Board of Directors to succeed Mr. Westell as Vice-President and Treasurer of the general partner.

The Board of Directors of the general partner has appointed Walentin Mirosh and Garry P. Mihaichuck to succeed Mssrs. Simpson and Carruthers as Directors of the general partner.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                            TC PipeLines, LP
                            By TC PipeLines GP, Inc.,
                            its general partner
                            (Registrant)






October  21, 1999            By:   /s/ Theresa Jang
                                   ---------------------------
                                   Theresa Jang
                                   Controller